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EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8POS of our report dated April 26, 2003, which appears on page F-2 of the 2002 Amended Annual Report on Form 10-KSB/A of U.S. West Homes Inc. formerly known as Senior Care Industries, Inc., which includes the consolidated financial statements for the years ended December 31, 2001 and 2002.

/S/ MCKENNON WILSON & MORGAN LLP

Irvine, California
April 29, 2003